EXHIBIT 99.5

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common stock, par value $0.01 per share, of Applied Biosystems Inc. (“Applied Biosystems Common Stock”) and confirmations of book-entry transfer of such common stock

Mail or deliver by hand or courier this Election Form and Letter of Transmittal together with the certificate(s) representing your shares or confirmation of book-entry transfer of such shares, to American Stock Transfer & Trust Company, LLC, the Exchange Agent for the merger:

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Delivery shall be effected, and risk of loss and title to any certificates shall pass, only upon proper delivery of this Election Form and Letter of Transmittal together with the certificate(s) representing your shares or confirmation of book-entry transfer of such shares. Method of delivery of the certificate(s) is at the option and risk of the owner thereof. Delivery to an address other than as set forth above does not constitute a valid delivery.

In connection with the Agreement and Plan of Merger, dated as of June 11, 2008, as amended by Amendment No. 1 thereto, dated as of September 9, 2008 (the “Merger Agreement”), by and among Invitrogen Corporation (“Invitrogen”), Atom Acquisition, LLC and Applied Biosystems Inc., formerly known as Applera Corporation (“ABI”), pursuant to which, subject to the fulfillment of certain conditions, ABI will be merged with and into Atom Acquisition, LLC and become a wholly-owned subsidiary of Invitrogen, you have been asked to elect the form of merger consideration you wish to receive and to send to the Exchange Agent, for exchange, on the terms and conditions set forth in the merger agreement and this Election Form and Letter of Transmittal, certificate(s) representing shares of the outstanding common stock of ABI or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s records.

Holders of Applied Biosystems common stock are being given the opportunity to elect the form of consideration to be received by them in the merger. For a full discussion of the merger and the effect of this election and the possible proration of the merger consideration to be paid to holders of Applied Biosystems common stock, see the joint proxy statement/prospectus dated September 9, 2008. If you have any questions about this Election Form and Letter of Transmittal, please call The Altman Group, the Information Agent for the merger, at (800) 332-4904.

This election governs the consideration that you, as a holder of Applied Biosystems common stock, will receive if the merger is approved and consummated. This election may also affect the income tax treatment of the consideration that you receive.

DESCRIPTION OF SHARES SURRENDERED
Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	(Please fill in. Attach separate schedule if needed)
	Certificate No(s)	Number of Shares

TOTAL SHARES F

Complete the box on page 3 to make an election for each share of Applied Biosystems common stock to be converted into the right to receive (1) $17.10 in cash and 0.4543 shares of common stock of Invitrogen (a “Mixed Election”), subject to adjustment and proration as described in the joint proxy statement/prospectus OR (2) $38.00 in cash, without interest (a “Cash Election”), subject to proration as described in the joint proxy statement/prospectus OR (3) 0.8261 shares of Invitrogen common stock (a “Stock Election”), subject to adjustment and proration as described in the joint proxy statement/prospectus. If you do not make an election, you will be deemed to have made a Mixed Election for each share of Applied Biosystems common stock that you own.

If all or part of the consideration you elect to receive is in the form of shares of Invitrogen common stock and the arithmetic average of the volume-weighted average price of Invitrogen common stock during the 20 consecutive trading days immediately preceding the third business day before the effective time of the merger, or the 20-day VWAP of Invitrogen common stock, is less than $46.00 per share, you will also receive an additional cash payment of up to $1.05 per share if you make a Mixed Election, or up to $1.91 per share if you make a Stock Election, as described in greater detail in the joint proxy statement/prospectus under “The Merger Agreement—Merger Consideration—Adjustment Based on Price of Invitrogen Shares.” If, however, the 20-day VWAP of Invitrogen common stock is less than $43.69 per share, you will not receive any further cash above that referred to in the preceding sentence. There will not be any adjustment to the merger consideration if the 20-day VWAP of Invitrogen common stock is greater than $46.00 per share. Applied Biosystems stockholders who receive only cash consideration will not receive any additional amounts.

To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent, together with the certificates representing your shares, duly endorsed in blank or otherwise in form acceptable for transfer on the books of ABI (or by an appropriate guarantee of delivery), or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s records, if applicable, at the address above not later than 5:00 p.m., Eastern Time, on the day of the Special Meeting of Applied Biosystems stockholders or, if the closing date of the merger is more than four business days following the Special Meeting of Applied Biosystems stockholders, not later than 5:00 p.m., Eastern Time, on the day two days prior to the closing date of the merger (the “Election Deadline”). Invitrogen and ABI will publicly announce the anticipated Election Deadline at least five business days before the anticipated closing date of the merger. We have enclosed a pre-addressed envelope for your convenience. Please allow ample time for delivery.

If you do not return this Election Form and Letter of Transmittal, together with certificate(s) representing all of your shares of Applied Biosystems common stock or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s records prior to the Election Deadline, you will be deemed to have made a Mixed Election with respect to the shares represented by the missing certificate(s). You will receive consideration for shares only upon the surrender of the certificate(s) representing such shares, together with a letter of transmittal, and completion of the merger.

Completing and returning this Election Form and Letter of Transmittal does not have the effect of casting a vote with respect to the adoption of the merger agreement at the Special Meeting of Applied Biosystems stockholders. In order to vote on the merger agreement, you should complete, sign and return the proxy card delivered with the joint proxy statement/prospectus, submit your voting instructions via telephone or internet, or vote in person at the Special Meeting of Applied Biosystems stockholders.

ELECTION

I hereby elect to receive the following as consideration for my shares of Applied Biosystems common stock. I understand that a holder who fails to make an election will be deemed to have made a Mixed Election with respect to his shares.

☐	MIXED ELECTION

	(insert number)	shares of Applied Biosystems common stock converted into $17.10 in cash and 0.4543 shares of common stock of Invitrogen per share of Applied Biosystems common stock (subject to adjustment and proration as described in the joint proxy statement/prospectus).

☐	CASH ELECTION

	(insert number)	shares of Applied Biosystems common stock converted into cash payment of $38.00 per share of Applied Biosystems common stock (subject to proration as described in the joint proxy statement/prospectus).

☐	STOCK ELECTION

	(insert number)	shares of Applied Biosystems common stock converted into 0.8261 shares of Invitrogen common stock per share of Applied Biosystems common stock (subject to adjustment and proration as described in the joint proxy statement/prospectus).

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the new certificate, book-entry transfer and/or check in the name shown above to the above address unless instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the new certificate, book-entry transfer and/or check is to be issued in a name that differs from the name on the surrendered certificate(s). Issue to:	Complete ONLY if the new certificate, book-entry transfer and/or check is to be mailed to an address other than the address reflected above. Mail to:

Name:	Name:
Address:	Address:

(Please also complete Form W-9 AND see instructions regarding signature guarantee. See Instructions 7 and 8)	See Instructions 8 and 9

YOU MUST SIGN IN THE BOX BELOW

* SIGNATURE(S) REQUIRED * Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 8.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 7 and 8.	Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Medallion Guarantee Program”, your signature(s) must be guaranteed by a member of that program.

Registered Holder	Authorized Signature

Registered Holder	Name of Firm

Title, if any	Address of Firm—Please Print

Date: Phone No.:

IMPORTANT TAX INFORMATION

Under the Federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the Form W-9 included herein. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Form W-9 instructions for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 28% federal backup withholding tax on the payment of any cash. If the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering stockholders of any cash consideration due for their former shares. Please review the enclosed instructions to Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.

To prevent backup withholding, holders that are not United States Holders should (i) submit a properly completed IRS Form W-8BEN, or other applicable form, to the Exchange Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8BEN, or other applicable form, may be obtained from the Exchange Agent.

Certain holders (including, among others, corporations and certain foreign holders) are exempt recipients not subject to these backup withholding requirements. To avoid possible erroneous backup withholding, exempt United States Holders, while not required to file Form W-9, should complete and return the Form W-9.

For purposes of these instructions, a “United States Holder” is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) or partnership created or organized under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

See the enclosed instructions to Form W-9 for additional information and instructions.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (B) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

GUARANTEE OF DELIVERY

(Complete only if you are eligible to submit your certificates or book-entry transfer at a later date.

See 1.A. below.)

The undersigned (must check applicable box),

☐	a member of a registered national securities exchange,

☐	a member of the National Association of Securities Dealers, Inc., or

☐	a commercial bank or trust company in the United States,

guarantees to deliver to the Exchange Agent either all of the certificate(s) for shares of Applied Biosystems common stock to which this Election and Letter of Transmittal relate, or those certificates as are identified below, along with a duly endorsed stock power in form acceptable for transfer on the books of ABI, no later than 5:00 p.m., Eastern time, on the third New York Stock Exchange trading day after the Election Deadline.

Certificate No.	Shares Represented by Each Certificate

☐	Check here if shares of Applied Biosystems common stock will be delivered via book-entry transfer to the Exchange Agent’s records.

(Firm — Please Print)

(Authorized Signature)

(Address)

(Daytime Area Code and Telephone Number)

(Dated)

INSTRUCTIONS

TO

ELECTION FORM AND LETTER OF TRANSMITTAL

Please follow these instructions carefully when completing this Election Form and Letter of Transmittal.

1.	ELECTION DEADLINE. To be effective, a properly completed Election Form and Letter of Transmittal accompanied by the certificate(s) representing all of the holder’s Applied Biosystems common stock or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s records must be received by the Exchange Agent not later than 5:00 p.m., Eastern Time, on the Election Deadline. Invitrogen and ABI will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the merger. Holders of Applied Biosystems common stock whose Election Form and Letter of Transmittal and certificates or book-entry transfer confirmations are not properly submitted by the Election Deadline (or who revoke their Election Form and Letter of Transmittal, unless a contrary election is submitted by the holder within the period during which elections are permitted to be made) will be deemed to have made a Mixed Election. See Instruction 4 below.

Stock certificates may be delivered by guaranteed delivery. Holders of Applied Biosystems common stock whose certificates are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent or cannot complete the procedure for delivery of Applied Biosystems common stock by book-entry transfer into the Exchange Agent’s records prior to the Election Deadline may deliver their shares of Applied Biosystems common stock by properly completing and duly executing a Guarantee of Delivery if (1) the Guarantee of Delivery is made by or through a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, (2) prior to the Election Deadline, the Exchange Agent receives a properly completed and duly executed Guarantee of Delivery, as provided herein, together with a properly completed and duly executed Election Form and Letter of Transmittal and any other documents required by the Election Form and Letter of Transmittal; and (3) the certificates for all the shares of Applied Biosystems common stock covered by the Guarantee of Delivery, in proper form for transfer (or confirmation of a book-entry transfer of such shares of Applied Biosystems common stock into the Exchange Agent’s records), are received by the Exchange Agent within three New York Stock Exchange trading days after the election deadline. If the above requirements are not satisfied in a timely manner, the holder will be deemed to have made a Mixed Election.

2.	DESCRIPTION OF CERTIFICATES. Insert in the box on the Election Form and Letter of Transmittal the stockholder information requested. If this stockholder information is already provided in the box on the Election Form and Letter of Transmittal, confirm the information provided and make any necessary corrections. Insert in the box on the Election Form and Letter of Transmittal the certificate number(s) that you are surrendering herewith and the number of shares of Applied Biosystems common stock represented by each certificate. If this certificate information is already provided in the box on the Election Form and Letter of Transmittal, confirm the information provided and make any necessary corrections. If the space provided in the box on the Election Form and Letter of Transmittal is insufficient, attach a separate sheet referencing the box on the first page of the Election Form and Letter of Transmittal and listing this information.

3.	ELECTION OPTIONS. Please indicate on the Election Form and Letter of Transmittal whether you would like to receive in exchange for each share of your Applied Biosystems common stock ( x) the Mixed Election, (y ) the Cash Election, or (z ) the Stock Election. Note that the exact fraction of a share of Invitrogen common stock and amount of cash you receive in exchange for each share of Applied Biosystems common stock will be calculated using formulas stated in the merger agreement and described in the joint proxy statement/prospectus. Please see the section entitled “The Merger Agreement — Merger Consideration” in the joint proxy statement/prospectus for information about the allocation of consideration and the calculation of the exchange ratio. No certificates or book-entry transfers representing fractional shares of Invitrogen common stock will be issued upon the surrender for exchange of certificates of Applied Biosystems common stock or the book-entry transfer of shares of Applied Biosystems common stock.

All elections made by Applied Biosystems stockholders will be subject to reallocation and proration as described in the merger agreement and in the joint proxy statement/prospectus if the available cash or the available Invitrogen common stock is oversubscribed. As a result, we cannot assure you that you will receive the form of consideration that you elect to receive. Please see “The Merger Agreement — Election Procedures; Allocation of Merger Consideration” in the joint proxy statement/prospectus for information about possible prorations.

None of Invitrogen, Applied Biosystems, or the Exchange Agent makes any recommendation about whether a holder should elect to receive cash, Invitrogen common stock, or a combination of Invitrogen common stock and cash in the merger. Each holder must make his own decision about the election, bearing in mind the consideration received and the tax consequences of the election chosen.

4.	CHANGE OR REVOCATION OF ELECTION. A holder of Applied Biosystems common stock who has made an election may, at any time before the Election Deadline, ( x ) change the election by submitting a new Election Form and Letter of Transmittal, accompanied by a dated note stating that the new Election Form and Letter of Transmittal replaces the prior Election Form and Letter of Transmittal, in accordance with the procedures described herein, if received by the Exchange Agent before the Election Deadline, or ( y ) revoke the holder’s election and withdraw the certificate(s) representing the holder’s Applied Biosystems common stock deposited with the Exchange Agent by providing written notice to the Exchange Agent by 5:00 p.m., Eastern Time, on the business day immediately before the Election Deadline.

5.	NON-ELECTING STOCK. Holders of Applied Biosystems common stock who fail to submit a properly completed Election Form and Letter of Transmittal together with the certificate(s) representing their Applied Biosystems common stock or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s records by the Election Deadline, or who revoke their previously submitted Election Form and Letter of Transmittal and withdraw their certificates without timely submitting a new Election Form and Letter of Transmittal, will be deemed to have made a “non-election.” Holders of Applied Biosystems common stock who are deemed to have made a non-election will be deemed to have made a Mixed Election in accordance with the terms of the merger agreement.

6.	SIGNATURES. The signature or signatures on the Election Form and Letter of Transmittal should correspond exactly with the name or names on the face of the certificate(s) unless the Applied Biosystems common stock has been transferred by the registered holder(s), in which case the signature or signatures on the Election Form and Letter of Transmittal should correspond exactly with the name of the last transferee endorsed on the certificate(s) or indicated on the stock power(s) accompanying the certificate(s). If the Election Form and Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) corresponding with the name(s) set forth on the certificate(s), and the signature(s) appearing on the endorsement(s) or stock power(s) and on the Election Form and Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member in the Medallion Signature Guarantee Program.

If the Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give the person’s full title in that capacity and must submit appropriate evidence of authority to act in that capacity to the Exchange Agent with the Election Form and Letter of Transmittal.

7.	NEW CERTIFICATE/BOOK-ENTRY TRANSFER/CHECK ISSUED IN THE SAME NAME. If the new certificate, book-entry transfer and/or check are to be issued in the same name as the surrendered certificate is registered, the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Issuance/Payment Instructions” or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations.

8.	NEW CERTIFICATE/BOOK-ENTRY TRANSFER/CHECK ISSUED IN DIFFERENT NAME. If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

9.	LOST, STOLEN OR DESTROYED CERTIFICATES. If a certificate representing any of your Applied Biosystems common stock is lost, stolen, or destroyed, you must contact ABI’s Transfer Agent, Computershare Trust Company, N.A., at (800) 730-4001. You may also notify the Transfer Agent in writing at Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island, 02940-3078, or online at http://www.computershare.com. Please note that under no circumstances will the Exchange Agent accept your Election Form and Letter of Transmittal without one or more stock certificates or confirmation of book-entry transfer for the shares to be exchanged. Please do not submit your Election Form and Letter of Transmittal prior to contacting the Transfer Agent to receive replacement stock certificates. Please send the replacement stock certificates together with the Election Form and Letter of Transmittal to the Exchange Agent.

10.	FORM W-9. Certain persons (including among others; all corporations and certain foreign individuals are exempt from backup withholding. Please refer to the instructions accompanying the enclosed Form W-9 to determine if you are exempt from backup withholding and, if so, how to complete the Form W-9. All United States persons (including resident alien individuals) that make a Cash Election must complete the Form W-9 and return it to Invitrogen at the address for delivery of the Election Form and Letter of Transmittal. Nonresident alien individuals and certain foreign entities that make a cash election or a mixed election and are not subject to backup withholding or are subject to a reduced rate of backup withholding should complete the appropriate Form W-8 and return it to Invitrogen at the address for delivery of the Election Form and Letter of Transmittal before any cash payment is made by Invitrogen. An appropriate Form W-8 and its accompanying instructions may be obtained at any Internal Revenue Service office. FAILURE TO PROVIDE INVITROGEN BY THE TIME OF ANY CASH PAYMENT BY INVITROGEN A COMPLETED FORM W-9, MAY SUBJECT SUCH A STOCKHOLDER THAT MAKES A CASH ELECTION OR A MIXED ELECTION TO 28% FEDERAL INCOME TAX BACKUP WITHHOLDING ON SUCH CASH PAYMENT BY INVITROGEN.

11.	METHOD OF DELIVERY. The method of delivery of the Election Form and Letter of Transmittal and certificates representing Applied Biosystems common stock and all other required documents is at the option and sole risk of the holder. Delivery of any certificates will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates to the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended.

12.	DETERMINATIONS. All determinations concerning this Election Form and Letter of Transmittal, including determinations about the effectiveness of any elections or the computation of allocations, will be made by Invitrogen and/or the Exchange Agent. Invitrogen and/or the Exchange Agent shall have the right, in their sole and absolute discretion, to reject any and all Election Forms and Letters of Transmittal that are not in proper form and to waive any irregularities. Neither Invitrogen nor the Exchange Agent is under any obligation to inform any holder of Applied Biosystems common stock of any defect in an Election Form and Letter of Transmittal.

13.	QUESTIONS. If you have questions regarding the Election Form and Letter of Transmittal, please contact The Altman Group, the Information Agent for the merger, at (800) 332-4904.

Print or type

See Specific Instructions on page 2.

Form W-9 (Rev. October 2007) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Name (as shown on your income tax return)

Business name, if different from above

Check appropriate box:	☐	Individual/ Sole proprietor	☐	Corporation	☐	Partnership

☐	Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership)	☐	Exempt payee
☐	Other (see instructions) ▶

Address (number, street, and apt. or suite no.)

Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–
or
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S.

person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

— An individual who is a U.S. citizen or U.S. resident alien,

— A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

— An estate (other than a foreign estate), or

— A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is

Cat. No. 10231X	Form W-9 (Rev. 10-2007)

Form W-9 (Rev. 10-2007)

a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

— The U.S. owner of a disregarded entity and not the entity,

— The U.S. grantor or other owner of a grantor trust and not the trust, and

— The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, non employee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). Check the “Limited liability company” box only and enter the appropriate code for the tax classification (“D” for disregarded entity, “C” for corporation, “P” for partnership) in the space provided.

For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.

For an LLC classified as a partnership or a corporation, enter the LLC’s name on the “Name” line and any business, trade, or DBA name on the “Business name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 7[2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2]

However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Form W-9 (Rev. 10-2007)	Page 3

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see Exempt Payee on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
	For this type of account:	Give name and EIN of:
6.	Disregarded entity not owned by an individual	The owner
7.	A valid trust, estate, or pension trust	Legal entity [4]
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Form W-9 (Rev. 10-2007)	Page 4

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

— Protect your SSN,

— Ensure your employer is protecting your SSN, and

— Be careful when choosing a tax preparer.

Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-IDTHEFT(438-4338).

Visit the IRS website at www.irs.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Form W-9 (Rev. 10-2007)	Page 5